United States

Securities And Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

Dover Motorsports, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreements.

As most recently disclosed on our Form 8-K dated October 8, 2014, we entered into a second amendment to extend closing under our May 28, 2014 agreement to sell Nashville Superspeedway. Pursuant to the terms of the second amendment, the purchaser has exercised its option to extend the closing date until December 24, 2014 by releasing $200,000 to us from escrow. This is the second such non-refundable payment and leaves in escrow $1.1 million of the original $1.5 million earnest money. At closing, the $400,000 released to us will be applied against the purchase price. If closing does not occur, we retain the $400,000 and depending on the circumstances, may also retain the balance of the $1.1 million in escrow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: November 10, 2014